UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2008, Republic Airways Holdings Inc. (the “Company”) and its wholly-owned subsidiaries, Chautauqua Airlines, Inc. (“Chautauqua”) and Shuttle America Corp. (“Shuttle”), entered into a letter agreement (the “Agreement”) with Delta Air Lines, Inc. (“Delta”).

The Agreement, among other things, provides  for the advanced removal of the final eleven ERJ135 aircraft from the Delta Connection program.  Three of these aircraft will be removed on August 1, 2008.  In addition, four of these aircraft will be removed on each of September 1, 2008 and October 1, 2008.

The Agreement also increases the total number of ERJ170 aircraft to be operated under the Delta Connection program during the spring and summer of 2009.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated July 29, 2008

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: July 29, 2008	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

Exhibit index

Exhibit Number                                                                Description

99.1	Press release announcing accelerated removal of E135 fleet